Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (No. 333-220285) and S-8 (No. 333-220737) of Celyad S. A. of our report dated April 4, 2017 except for the change in the manner in which the company accounts for revenue from contracts with customers discussed in Note 2 to the consolidated financial statements, as to which the date is 5 April 2019 relating to the financial statements, which appears in this Form 20-F.

Liège, Belgium

April 5, 2019

PwC Reviseurs d’Entreprises scrl

Represented by

/s/ Patrick Mortroux
Patrick Mortroux

PwC Bedrijfsrevisoren cvba - PwC Reviseurs d’Entreprises scrl - Financial Assurance Services

Maatschappelijke zetel/Siège social: Woluwe Garden, Woluwedal 18, B-1932 Sint-Stevens-Woluwe

Vestigingseenheid/Unité d’établissement: Rue Visé-Voie, 81 ABC-4000 Liège

T: +32 (0)4 220 62 11, F: +32 (0)4 220 62 99, www.pwc.com

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